                                    EXHIBIT 4.4

                                      FORM OF

                              WARRANT AGENCY AGREEMENT

          This WARRANT AGENCY AGREEMENT ("Agreement") is made and entered into as of this day of October ___, 1998, between U. S. Laboratories, Inc., a Delaware corporation whose principal executive offices are located at 7895 Convoy Court, Suite 18, San Diego, California 92111 ("Company"), and ________________ whose offices are located at __________________________
("Warrant Agent").

                                    WITNESSETH:

          WHEREAS, the Company, at or about the time that it is entering into this Agreement, intends to engage in a public offering ("Public Offering") of up to 1,380,000 firm units and option units ("Units"), each Unit to consist of one share of the Company's Common Stock, par value $.01 per share ("Common Stock"), and warrants ("Warrants") to purchase one share of Common Stock pursuant to a Registration Statement on Form SB-2 (Registration No. 33-_______) ("Registration Statement") [to be] filed with the United States Securities and Exchange Commission. Each Warrant represents the right to purchase one share of Common Stock for an exercise price of $6.50, subject to adjustment in certain circumstances, upon the terms and conditions and subject to the adjustments set forth in this Agreement;

          WHEREAS,_________________________, as the representative
("Representative") of the underwriters for the Public Offering, will receive a warrant ("Representative's Warrant") to purchase up to 138,000 shares of Common Stock;

          WHEREAS, the Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement ("Warrant Certificates") and the exercise of Warrants; and

          WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants to be issued to the public and the Representative, and the rights of the holders thereof and to set forth the respective rights and obligations of the Company and the Warrant Agent;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for the purpose of setting forth the terms and conditions governing the Warrants, the parties hereto agree as follows:

     29. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to Act as agent to the Company in accordance with the instructions of this Agreement, and the Warrant Agent hereby accepts such appointment.

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     30.  DATE, DENOMINATION AND EXECUTION OF WARRANT CERTIFICATES.  The
Warrants shall be represented by Warrant Certificates and shall be in registered form only and in substantially the form annexed hereto as Exhibit A, and may have such letters, numbers or other marks of identification or designation, and such legends, summaries or endorsements printed, lithographed or engraved thereon as the company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or any automated interdealer quotation system on which the Common Stock or Warrants may be listed or quoted, or to conform to usage.

          The Warrants shall be issued as part of a Unit consisting of one Warrant and one share of Common Stock. The Warrants may be transferred separately from the Common Stock with which the Warrants immediately after the Units are issued. Each Warrant Certificate shall initially entitle the registered holder thereof, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, at any time prior to the close of business on October ___, 2003 [five years after the Registration Statement is declared effective by the Securities and Exchange Commission] ("Exercise Period"), one fully paid and nonassessable share of Common Stock for each Warrant evidenced by such Warrant Certificate, at a price per share described in Section 6 hereof, subject to adjustment as set forth in Section 7 hereof. Each Warrant Certificate issued as part of a Unit offered to the public as described in the recitals above shall be dated October ___, 1998; each other Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or, if such instructions specify another date, such other date.

          For purposes of this Agreement, the term "close of business" on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., New York time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law to be closed.

          Each Warrant Certificate shall be executed on behalf of the company by its President or a Vice President, either manually or by facsimile signature printed thereon, and have affixed thereto the Company seal or a facsimile thereof which shall be attested by the Chief Financial Officer of the Company, either manually or by facsimile signature. Each Warrant Certificate shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

     31. SUBSEQUENT ISSUE OF WARRANT CERTIFICATES. Subsequent to their original issuance, no Warrant Certificates shall be reissued except (i) Warrant Certificates issued upon transfer

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thereof in accordance with Section 4 hereof, (ii) Warrant Certificates issued upon any combination, split-up, or exchange of Warrant Certificates pursuant to Section 4 hereof, (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof, (iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 8 hereof, and (v) Warrant Certificates issued pursuant to Section 23 hereof to reflect any adjustment or change in the Purchase Price or the number or kind of shares purchasable thereunder. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of Sections 4, 5, 8 and 23, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant
Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

     32. TRANSFERS AND EXCHANGES OF WARRANT CERTIFICATES. The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificates.

          The Warrant Agent shall, from time to time, register the transfer or any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment in the form attached to the Warrant Certificate duly completed and executed, to the Warrant Agent at its stock transfer office in New York at any time during the Exercise Period, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payments of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money in the United States of America to the order of the Company.

          Upon receipt of a Warrant Certificate, with the Form of Assignment attached to the Warrant Certificate duly completed and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; provided, however, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not transferred.

          Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment attached to the Warrant Certificate duly completed and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the expiration date of the Exercise Period. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrants Certificate pursuant to the provisions of this Section.

     33. MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to them, and (in the case of mutilation) upon surrender and cancellation of the Warrant Certificate, the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing the same number of Warrants. Application for a substitute Warrant Certificate shall also comply with such other reasonable regulations and reasonable charges and expenses as the company and the Warrant Agent may prescribe.

     34. PURCHASE PRICE. The Purchase price relating to each Warrant shall be $6.50 per share ("Purchase Price"), subject to adjustment as set forth in
Section 7.

     35. ADJUSTMENTS OF NUMBER OF SHARES PURCHASABLE AND PURCHASE PRICE. The number of securities purchasable upon exercise of a Warrant and Purchase Price shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

          In case the Company shall (a) pay a dividend in, or make a distribution of, shares of Common Stock or of securities convertible into, or exchangeable (without payment of any additional consideration) for, Common Stock on its outstanding Common Stock, (b) forward split its outstanding shares of Common Stock into a greater number of such shares or (c) reverse split its outstanding shares of Common Stock into a smaller number of such shares, the total number of Warrants outstanding immediately prior thereto shall be proportionately adjusted. Any adjustment made pursuant to this subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of forward or reverse split, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this subjection, the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive shares of two or more classes of securities of the Company, the Board of Directors of the Company (whose determinations shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Purchase Price between or among such shares of such classes of securities.

          35.1 In the event of any adjustment of the total number of Warrants pursuant to Subsection 7.1, the total number of shares of Common Stock purchasable upon the exercise of Warrants to the per share Purchase Price shall be proportionately adjusted so that the aggregate Purchase Price with respect to the Warrants shall remain unchanged.

          35.2   No adjustment shall be required to be made under this
Section 7 unless such adjustment would require an increase or decrease of at least 1%; provided however, that any adjustment which by reason of this subsection is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this

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

Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

          35.3 Whenever the number of shares of Common Stock is adjusted as provided in this Section 7, the Company will promptly file with the Warrant Agent a certificate signed by the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number of shares purchasable and per share Purchase Price, as so adjusted, stating that such adjustments in the number of shares and per share Purchase Price conform to the requirements of this Section 7, and setting forth a brief statement of the facts accounting for such adjustments. Such certificates shall be conclusive evidence of the correctness of such adjustments. Promptly after filing such certificate, the Company, or the Warrant Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrants; provided, however, that failure to file or to give any notice required under this subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 7.

          35.4 In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company in the entirety or substantially in the entirety, the Company shall cause the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, to execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property "or cash" receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection 7.5 shall similarly apply to successive consolidations, mergers, sales or transfers.

                 The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale, or transfer of any adjustment to be made with respect thereto, but subject to the provisions of Section 21 hereof, may accept as conclusive evidence of the correctness of such provisions, and shall be protected in relying upon a certificate of a firm of independent certified public accountants with respect thereto.

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

          35.5 In case of any recapitalization of the Company, the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such recapitalization by a holder of the number of share of Common Stock of the Company into which such Warrant was exercisable immediately prior to such recapitalization.

                 Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants and per share Purchase Price, Warrant Certificates theretofore or thereafter issued may continue to express the sale price and number of shares and per share Purchase Price as are stated in the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

                 The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company to make any computation required by this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 7.

     36. EXERCISE AND REDEMPTION OF WARRANTS. Unless the Warrants have been previously redeemed as provided in this Section 8, the registered holder of any Warrant Certificate is entitled to exercise the Warrants evidenced thereby, in whole at any time or in part from time to time, during the Exercise Period upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. After the Exercise Period the Warrant Certificates shall be and become wholly void and of no value. Warrants may be exercised by their holders or redeemed by the Company as follows:

          Holders of Warrants have the right to exercise their Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification, under applicable state securities laws. The Company will use its best efforts to maintain a current prospectus relating to such shares of Common Stock at all times when the market price of the Common Stock exceeds the exercise price of the Warrants until the expiration date of the Warrants, although there can be no assurance that the Company will be able to do so.

          Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate evidencing such Warrants, with the exercise form on the reverse side thereof duly completed and executed, to the Warrant Agent at its stock transfer office, together with payment to the Company of the Purchase Price (as of the date of such surrender) with respect to the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise. Payment of the Purchase Price and other amounts may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. No adjustment shall be

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

made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant.

          Upon receipt of a Warrant Certificate, with the exercise form duly completed and executed, accomplished by payment of the Purchase Price with respect to the Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Warrant Agent shall at such time verify that all of the conditions precedent to the issuance of the securities to be fulfilled upon valid exercise of the Warrants as set forth herein have been so fulfilled and, if all such conditions have been so satisfied, the Warrant Agent on behalf of the Company shall with respect to the securities to be issued ("Warrant Securities") deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the Warrant Securities to be purchased, together with cash made available by the Company pursuant to Section 9 hereof in respect of any fraction of a share of Warrant Securities otherwise issuable upon such exercise. In addition, if it is required by law, the Warrant Agent will deliver to each such registered holder a prospectus which complies with the provisions of Section 10 of the Securities Act of 1933, as amended, and the Company agrees to supply the Warrant Agent with sufficient numbers of such prospectus for that purpose.

          In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of each Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

          Each person in whose name any certificate for Warrant Securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrants Certificate was duly surrendered in proper form and payment of the Purchase Price (and of any applicable taxes or other governmental charge) was made in full; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether during or after the Exercise Period), and the Warrant Agent shall be under no duty to deliver the certificate for such shares until such date. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than 20 consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

          Outstanding Warrants can be redeemed in whole at any time or in part from time to time at the option of the Company, on not more than 60 days' nor less than 30 days' written notice to the registered holders of such Warrants at a price equal to $0.01 per Warrant ("Redemption Price"), so long as the closing bid quotation for the Common Stock on a

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national securities exchange or automated interdealer quotation system on which the Common Stock is listed or quoted exceeds 200% of the price of the Units to the public pursuant to the Registration Statement for twenty (20) consecutive trading days ending on the third trading day prior to the day on which the Company gives notice; provided, however, that the registered holders of the Warrant shall in any event have the right to exercise the Warrants in accordance with the provisions of this Section 8 until the redemption date ("Redemption Date"). On the Redemption Date, the registered holders of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the stock transfer office of the Warrant Agent. Only Warrants which have been issued and are outstanding can be redeemed. If fewer than all of the outstanding Warrants are to be redeemed, the Company shall designate those Warrants to be redeemed pro rata or by lot.

          Notice of redemption of Warrants shall be given at least 30 days and not more than 60 days prior to the Redemption Date by mailing first class, postage prepaid, a copy of such notice to all of the registered holders of Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder or record to the Warrant Agent.

          From and after the Redemption Date, all rights of the holders of Warrants (except the right to receive the Redemption Price) shall terminate, but only if (a) on or prior to the Redemption Date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the Redemption Date the Redemption Price for all Warrants called for redemption, and (b) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the Redemption Date.

          The Warrant Agent shall pay to the registered holders of redeemed Warrants all monies received by the registered holders of such redeemed Warrants who shall have surrendered with Warrant Certificates are entitled.

          Any amounts deposited with the Warrant Agent that are not required for redemption of Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent that shall be unclaimed after six months after the Redemption Date may be withdrawn by the Company, and thereafter the holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to interest, if any, on funds deposited with the Warrant Agent, and the holders of redeemed Warrants shall have no right to any such interest. The decision as to whether to have interest bearing investments and the form of those investments will be agreed upon between Company and the Warrant Agent at the time of the deposit.

          If the Company fails to make a sufficient deposition with the Warrant Agent as provided above, the holder of any Warrants called for redemption may, at the option of the holder (a) by notice to the company within 60 days after the Redemption Date declare the notice of redemption a nullity as to such holder, or (b) proceed against the Company for the Redemption Price. If the holder brings an action against the Company for the Redemption

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


Price, the Company will pay reasonable attorneys' fees of the holder. If the holder fails to bring an action within 60 days after the Redemption Date, the holder shall be deemed to have elected to declare the notice of redemption a nullity as to such holder, and such notice shall be without any force or effect as to such holder.

     37. FRACTIONAL INTERESTS. The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the closing market price of the Common Stock (as reported on a national securities exchange) or of the average bid and asked prices of the Common Stock (if quoted on an automated interdealer quotation system) on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with Section 6 hereof; provided, however, that if the Common Stock is not quoted on a national security exchange or automated interdealer quotation system at the time the Warrant is exercised, the purchase price for such fraction shall be based upon the fair market value of the Common Stock as determined by the Company's board of directors.

     38. RESERVATION OF SECURITIES: REGISTRATION OF SECURITIES. The Company covenants that it will at all times, solely for the purpose of issuance and delivery upon exercise of the Warrants, reserve and keep available, free from preemptive and other rights, out of its authorized and unissued shares of Common Stock, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and nonassessable.

          The Company and the Warrant Agent acknowledge that the Company will be required, pursuant to the Securities Act of 1933, as amended ("Act"), to deliver to each registered holder of Warrant Certificates upon the exercise of Warrants and delivery of Warrant Securities a prospectus covering the issuance of the Warrant Securities which meets the requirements of the Act, which prospectus must be part of an effective registration statement under the Act at the time a Warrant is exercised. The Company and the Warrant Agent further acknowledge that, in addition to the requirements under the Act, the Warrant Securities must be qualified for sale or an exemption from such qualification requirements must be satisfied pursuant to applicable state securities laws. Therefore, no Warrants may be exercised nor may Warrant Securities be issued by the Company Transfer Agent or delivered by the Warrant Agent unless, on the Exercise Date: (i) the Company has an effective registration statement under the Act covering the issuance of the Warrant Securities or an exemption from registration is available; (ii) unless an exemption from registration is available, the Warrant Agent has copies of the prospectus which is part of such effective registration statement and which the Warrant Agent hereby agrees to deliver with the Warrant Securities; and (iii) the Warrant Securities may be legally issued and delivered to the exercising registered holder of the Warrant Certificates under the applicable state securities laws.

          Notwithstanding the foregoing, in no event shall the Warrant Securities be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if the exercise of any Warrants would result, in the opinion of the Company's Board of Directors upon advice of counsel, in the violation of any law.

     39. REDUCTION OF PURCHASE PRICE BELOW PAR VALUE. Before taking any action that would use an adjustment pursuant to Section 7 hereof reducing the per share Purchase Price below the than par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such capital stock.

     40. PAYMENT OF TAXES. The Company agrees that it will pay when due and payable any and all federal and state documentary stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any shares of Common Stock upon the exercise of Warrants. The Company shall not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the holder of the Warrant Certificate surrendered for purchase, or (ii) to issue or deliver any certificate for shares of Common Stock or other Warrant Securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such tax being payable by the holder of such Warrant Certificate at the time of surrender.

     41. NOTICE OF CERTAIN CORPORATE ACTION. In case the Company after the date hereof shall propose (i) to grant to all holders of Common Stock rights to subscribe to or purchase shares of any class of its capital stock or any other rights, or (ii) to effect any reclassification of Common Stock, any consolidation of the Company with, or merger of the Company into, any other persons, any merger of any person into the Company other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or any sale or transfer of all or substantially all of the assets of the Company, then, in each such case, the Company shall file with the Warrant Agent and the Company, or the Warrant Agent on its behalf, shall mail (first class, postage prepaid) to all registered holders of the Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights, or the date on which such reclassification, consolidation, merger, sale or transfer, shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein. Such notice shall be filed and mailed in the case of any action covered by clause (i) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least 20 days prior to the earlier of the date on which such reclassification, consolidation, merger, sale or transfer, is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, onsideration, merger, sale or transfer, failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 13.

     42. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS, ETC. The Warrant Agent shall promptly notify in writing the Company of the exercise of any Warrants and shall promptly account to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its stock transfer office. Copies of this Agreement may be obtained upon writing request addressed to the Company.

     43. WARRANT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporation action or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 13 hereof), or to receive dividend or subscription rights, or otherwise, until such Warrant shall have been exercised in accordance with the provisions hereof and the receipt by the Warrant Agent of the Purchase Price and any other amounts payable upon such exercise by the Warrant Agent.

     44. RIGHT OF ACTION. All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or preceding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

     45. AGREEMENT OF HOLDERS OF WARRANT CERTIFICATES. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant Certificate that:

                 The Warrant Certificate are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Agreement; and

                 The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent, for all purposes whatever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     46. CANCELLATION OF WARRANT CERTIFICATES. In the event that the Company shall redeem or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificates or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

     47. CONCERNING THE WARRANT AGENT. The Company agrees to pay to the Warrant Agent from time to time, on demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder in the amounts as set forth on Schedule 1. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

     48. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 22 hereof. In case at the time such successor of the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificate either in its prior name or in its change name; and in such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     49. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                 The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel.

                 Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice President or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                 The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                 The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as described the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and nonassessable.

                 The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant

     Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                 The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or have a pecuniary interest in any transaction in which the company may be interested, or contact with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent from acting in any other capacity for the Company or for any legal entity.

                 The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from the President or a Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with written instructions of any such officer.

                 The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                 The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

                 The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof.

     50. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 60 days' prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 60 days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 30 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After appointment the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

     51. ISSUANCE OF NEW WARRANT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or any Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price or the number of kind of shares purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

     52. NOTICES. Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address filed in writing by the Company with the Warrant Agent) as follows:

          U.S. Laboratories Inc.
          7895 Convoy Court, Suite 18
          San Diego, California 92111
          Attn:  James D. Wait

          Subject to the provisions of Section 22, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, address (until another address is filed in writing by the Warrant Agent with the Company) as follows:

          ____________________________________________

          ____________________________________________

          ____________________________________________


          Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

     53. MODIFICATION OF AGREEMENT. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any registered holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake or to correct or supplement any provision contained herein or in the Warrant Certificates which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the company and the Warrant Agent may deed necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the registered holders of the Warrants; provided, however, that this Agreement shall not be otherwise modified, supplemented or altered except with the consent of the registered holders of Warrant Certificates representing not less than a majority of the Warrants outstanding. Changes which do not require consent of the registered holders of Warrant Certificates may include but will not be limited to: (i) extending the Exercise Period of the Warrants, (ii) decreasing the Purchase Price with respect to the Warrants (whether permanently or for a finite period of time, but not less than ten business days), or (iii) increasing the number of Warrant Securities for which a Warrant may be exercised. Any such supplement or amendment shall be in a writing executed by the Company and the Warrant Agent.

          As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

     54. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     55. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such state.

     56. TERMINATION. This Agreement shall terminate as of the close of business on the last day of the Exercise Period, or such earlier date upon which all Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all warrants outstanding and all cash held by it as of the close of business on the last day of the Exercise Period.

     57. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the

Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

     58. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     59. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitutes one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                        U.S. LABORATORIES INC.


                        By:________________________________________
                            Dickerson Wright
                            President and Chief Executive Officer


                        ____________________________________________


                        By:____________________________________

                        Its:____________________________________